EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, David R. Melville, III, certify that:

1.	I have reviewed this Amendment No. 2 to the Form 10-K (this “Report”) of Business First Bancshares, Inc.;

2.

Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: May 1, 2023	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer